Exhibit 10.6

AMENDMENT NO. 1 TO SHARED SERVICES AGREEMENT

This Amendment No. 1 (this “Amendment”) is entered into as of this 1st day of January 2023 and hereby amends the Shared Services Agreement (the “Agreement”) dated November 24, 2021 by and between InveniAI LLC, a Delaware limited liability company (“InveniAI”), and Invea Therapeutics, Inc., a Delaware corporation (“Invea”).

The Agreement shall remain in full force and effect, except as is otherwise provided herein.

1.	The first sentence of Section 1(a) of the Agreement is hereby amended and restated in its entirety as follows:

“Office Space. InveniAI shall make available to Invea sufficient space in the office leased by InvenAI and located at 2614 Boston Post Road Suite 33B and 33AR, Guilford, CT 06437 (the “Office”) during the Term (as defined below (the “Invea Space”), to use for all purposes related to the conduct of Invea’s business.”

2.	Clause (ii) of Section 2(c) of the Agreement is hereby amended and restated in its entirety as follows:

“Invea shall pay to InveniAI the sum of the amounts calculated by multiplying the actual hours spent towards Services for and on behalf of Invea with the most current rates for each type of employee for Services by InveniAI as outlined in the statements of work.”

3.	Clause (iii) of Section 2(c) of the Agreement is hereby deleted in its entirety.

4.	Exhibit A of the Agreement is hereby amended as follows:

The “Financing” clause shall be deleted in its entirety and replaced with the following:

“Financing: Invea will be initially supported by InveniAI (parent) with grid note for up to $4M. Invea is expect to obtain financing through private or public investment.”

Clause (iii) of Section II of Table 1 is deleted in its entirety.

Section (III) (Financial Support & Payment: Grid Note for $4M) is amended under “Expected Timeframe” by removing all language and replacing it in its entirety with the following:

“Repaid upon the earlier of December 31, 2023 or $25M cumulative financing.”

5.	Exhibit B of the Agreement is hereby amended as follows:

Section A:2(b) is removed in its entirety and replaced with the following:

“InveniAI shall make available, through a statement of work, employees for the performance of the services listed in this Section 2. Each statement of work shall include hourly rates and FTE requirements on a case by case basis.

a.	1 — VP Translational Drug Discovery

b.	1 — AI Applications Support

c.	1 — Computational biologists

d.	1 — Director of AI Applications

e.	1 — Financial Support”

Section A:3 is removed in its entirety.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date and year first above written.

INVENIAI LLC

By:	/s/ Krishnan Nandabalan
Name:	Krishnan Nandabalan
Title:	CEO & President

INVEA THERAPEUTICS, INC.

By:	/s/ Michael J. Aiello
Name:	Michael J. Aiello
Title:	CFO

Agreed to and acknowledged:

INVENIAI LLC

By:	/s/ Krishnan Nandabalan
Name:	Krishnan Nandabalan
Title:	CEO & President

INVEA THERAPEUTICS, INC.

By:	/s/ Michael J. Aiello
Name:	Michael J. Aiello
Title:	CFO

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